Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders and Trustees

Mesabi Trust

Results of Review of Interim Financial Statements

We have reviewed the accompanying condensed balance sheet of Mesabi Trust (the "Trust") as of July 31, 2018, the related condensed statements of operations for the three and six month periods ended July  31, 2018 and 2017, the related condensed statements of cash flows for the six month periods ended July 31, 2018 and 2017, and the related notes (collectively referred to as the "interim financial statements").  Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the balance sheet of the Trust as of January 31, 2018, and the related statements of operations, unallocated reserve and trust corpus, and cash flows for the year then ended prior to retrospective adjustment for the changes in the Trust's method of accounting for revenue from contracts with customers, (not presented herein); and in our report dated April 13, 2018, we expressed an unqualified opinion on those financial statements.  We also audited the adjustments described in Note 1 that were applied to retrospectively adjust the January 31, 2018 balance sheet of the Trust.  In our opinion, such adjustments are appropriate and have been properly applied to the previously issued balance sheet in deriving the accompanying condensed balance sheet as of January 31, 2018.

Basis for Review Results

These condensed financial statements are the responsibility of the Trust's Trustees.  We conducted our review in accordance with standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

September 7, 2018